Exhibit	99.1

Conditional Redemption of
Callable Zero Coupon Trust Certificates
Series 2002-TVA-1 Trust
Certificates (NYSE Listing CBTVN ZR25) CUSIP*: 131010AM2

NEWS RELEASE – IMMEDIATE – April 23, 2007:

U.S. Bank Trust National Association, as Trustee, under the Standard Terms for Trust Agreements dated as of January 16, 2001, as supplemented by the Series Supplement dated as of March 25, 2002 (the “Trust Agreement”) in respect of the Callable Zero Coupon Trust Certificates, Series 2002-TVA-1 Trust (the “Trust”) with Lehman ABS Corporation, as depositor, received notice that the call warrant holder has exercised its right to purchase the assets of the Trust on May 1, 2007 (the “Redemption Date”).

THE EXERCISE OF THE CALL WARRANTS IS CONDITIONAL UPON RECEIPT BY THE TRUSTEE OF THE WARRANT EXERCISE CALL PRICE WITH RESPECT TO SUCH EXERCISE ON THE REDEMPTION DATE.  THERE CAN BE NO ASSURANCE THAT THE CALL WARRANTS WILL IN FACT BE EXERCISED ON THE REDEMPTION DATE.

If the Trustee receives the Call Price by 10:00 a.m. (New York City time) on the Redemption Date, then the certificates issued by the Trust (the “Certificates”) will be redeemed in full on the Redemption Date at a price of $267.80 principal per Certificate (the “Call Price”).  The Certificates do not receive payments of interest.  No additional amounts will accrue on the Certificates after the Redemption Date.  If the Trustee does not receive the Call Price, then (i) the Certificates issued by the Trust will continue to remain outstanding as if no exercise notice had been given and (ii) the call warrant holder may elect to deliver a conditional notice of exercise in the future.

This press release is being issued by U.S. Bank Trust National Association as trustee of the Trust.  For more information about this conditional redemption, please contact David J. Kolibachuk of U.S. Bank Trust National Association at 212-361-2459.

*U.S. Bank shall not be held responsible for the selection or the use of the CUSIP number, nor is any representation made as to its correctness indicated in this notice.  It is included solely for the convenience of the certificateholders.